Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

THAT, WHEREAS, AT&T INC., a Delaware corporation, hereinafter referred to as the "Corporation," proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an annual report on Form 10-K; and

NOW, THEREFORE, the undersigned hereby constitutes and appoints Jon P. Klug, Richard G. Lindner, John J. Stephens, Wayne Watts, or any one of them, all of the City of Dallas and State of Texas, his attorneys for him and in his name, place and stead, and in each of his offices and capacities in the Corporation, to execute and file such annual report, and thereafter to execute and file any amendment or amendments thereto, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the date set forth opposite their name.

January 28, 2011	/s/ Randall L. Stephenson
Date	Randall L. Stephenson Chairman of the Board, Chief Executive Officer and President
January 28, 2011	/s/ Gilbert F. Amelio
Date	Gilbert F. Amelio Director
January 28, 2011	/s/ Reuben V. Anderson
Date	Reuben V. Anderson Director
January 28, 2011	/s/ James H. Blanchard
Date	James H. Blanchard Director

January 28, 2011	/s/ Jaime Chico Pardo
Date	Jaime Chico Pardo
Director
January 28, 2011	/s/ James P. Kelly
Date	James P. Kelly Director
January 28, 2011	/s/ Jon C. Madonna
Date	Jon C. Madonna Director
January 28, 2011	/s/ Lynn M. Martin
Date	Lynn M. Martin Director
January 28, 2011	/s/ John B. McCoy
Date	John B. McCoy Director
January 28, 2011	/s/ Joyce M. Roche
Date	Joyce M. Roche Director
January 28, 2011	/s/ Matthew K. Rose
Date	Matthew K. Rose Director
February 9, 2011	/s/ Laura D'Andrea Tyson
Date	Laura D’Andrea Tyson Director
January 28, 2011	/s/ Patricia P. Upton
Date	Patricia P. Upton Director